UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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OSI Systems, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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12525 Chadron Avenue

Hawthorne, California 90250

October 13, 2008

To Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of OSI Systems, Inc., which will be held at 10:00 a.m., local time, on December 8, 2008, at our executive offices, 12525 Chadron Avenue, Hawthorne, California 90250. All holders of OSI Systems, Inc. common stock as of the close of business on October 10, 2008 are entitled to vote at the Annual Meeting. Enclosed is a copy of the Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. Your vote will ensure your representation at the Annual Meeting if you cannot attend in person.

The Securities and Exchange Commission recently adopted rules that permit proxy materials to be furnished over the Internet rather than in paper form. Accordingly, this year, some of our shareholders will receive printed copies of these proxy materials in the mail, while others will receive a notice regarding the availability of this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and other proxy-related materials via the Internet (the “Notice of Internet Availability of Proxy Materials”).

If you receive a printed copy of the proxy materials by mail, you may vote by sending in your Proxy Card or, if indicated on your Proxy Card, by telephone or Internet voting.

If, on the other hand, you are a shareholder that receives a Notice of Internet Availability of Proxy Materials, please review the instructions contained therein regarding how to vote your shares over the Internet. You may also request a paper copy of the proxy materials, including the Proxy Card to submit your vote, if you prefer.

All shareholders may also choose to vote in person at the meeting.

Thank you for your ongoing support and continued interest in OSI Systems, Inc.

Sincerely,

Victor S. Sze
Secretary

12525 Chadron Avenue

Hawthorne, California 90250

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held December 8, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of OSI Systems, Inc., a California corporation (the “Company”), will be held at 10:00 a.m., local time, on December 8, 2008, at the executive offices of the Company, 12525 Chadron Avenue, Hawthorne, California 90250, for the following purposes:

1. To elect six directors to hold office for a one-year term and until their respective successors are elected and qualified.

2. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009.

3. To approve the adoption of the OSI Systems, Inc. 2008 Employee Stock Purchase Plan, including the reservation of 1,500,000 shares of the Company’s Common Stock for issuance thereunder.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, containing consolidated financial statements, is included with this Proxy Statement.

The Board of Directors has fixed the close of business on October 10, 2008, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

By Order of the Board of Directors

Victor S. Sze
Secretary

Dated: October 13, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE PROMPTLY.

IF YOU HAVE RECEIVED THIS PROXY STATEMENT BY MAIL, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED ENVELOPE OR, IF GIVEN THE OPTION, YOU MAY ALSO VOTE BY TELEPHONE OR INTERNET VOTING.

IF, ON THE OTHER HAND, YOU HAVE RECEIVED A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, PLEASE VOTE IN ACCORDANCE WITH THE VOTING INSTRUCTIONS CONTAINED THEREIN.

EITHER ONE OF THESE METHODS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

OSI SYSTEMS, INC.

12525 Chadron Avenue

Hawthorne, California 90250

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of OSI Systems, Inc. (the “Company”) for use at its Annual Meeting of Shareholders (the “Annual Meeting” or the “Meeting”), to be held at 10:00 a.m., local time, on December 8, 2008, at the executive offices of the Company, 12525 Chadron Avenue, Hawthorne, California 90250, and at any adjournment thereof.

As permitted by rules recently adopted by the Securities and Exchange Commission (“SEC”), the Company is making its proxy materials, which include the Notice of Annual Meeting of Shareholders, Proxy Statement Proxy Card and its most recent Annual Report on Form 10-K (“Proxy Materials”), available to most of its shareholders over the Internet. Others will receive printed copies of the Proxy Materials in the mail. The Company believes that by providing access over the Internet, it will expedite the receipt of Proxy Materials by its shareholders, at a lower cost.

In accordance with these new rules, most shareholders of record as of the close of business on October 10, 2008 will receive a Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials contains instructions about how to access the Proxy Materials and vote your shares over the Internet without attending the Annual Meeting. If you receive a Notice of Internet Availability of Proxy Materials, but would instead prefer to receive a printed copy of the Proxy Materials instead of downloading them from the Internet, you may do so by following the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

If you are a shareholder that receives a printed copy of the Proxy Materials by mail, you may also view the Proxy Materials on the Internet at http://materials.proxyvote.com/osis. However, in order to direct your vote without attending the Annual Meeting you must complete and mail the Proxy Card or voting instruction card enclosed, postage pre-paid envelope or, if indicated on the Proxy Card that you receive, by telephone or Internet voting. Please refer to the Proxy Card for instructions.

When a proxy is properly submitted, the shares it represents will be voted in accordance with any directions noted thereon. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company, by issuance of a subsequent proxy as more fully described on your Proxy Card. In addition, a shareholder attending the Annual Meeting may revoke his or her proxy and vote in person if he or she desires to do so, but attendance at the Annual Meeting will not of itself revoke the proxy.

At the close of business on October 10, 2008, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 17,839,522 shares of common stock, without par value (“Common Stock”). A majority of the shares outstanding on the record date, present in person at the Meeting or represented at the Meeting by proxy, will constitute a quorum for the transaction of business. Shares that are voted “FOR,” “AGAINST,” “ABSTAIN” or “WITHHELD” for a proposal are treated as being present at the Meeting for purposes of establishing a quorum. Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. In voting for directors, however, if any shareholder gives notice at the Annual Meeting prior to voting of an intention to cumulate votes, then each shareholder has the right to cumulate votes and to give any one or to allocate among any of the nominees whose names have been placed in nomination prior to voting a number of votes equal to the number of directors to be elected (i.e., six) multiplied by the number of shares which the shareholder is entitled to vote. Unless the proxy holders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxy holders discretionary authority to cumulate votes.

A Proxy Card, when properly submitted by Internet, telephone or mail, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual Meeting of Shareholders and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, management was not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxy holders.

The total number of votes that could be cast at the Meeting is the number of votes actually cast, plus the number of abstentions and broker non-votes, described below. Abstentions are counted as shares present at the Meeting for purposes of determining whether a quorum exists; however, abstentions will not be counted as votes for or against a proposal. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker non-votes”) are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Meeting. However, broker non-votes are not deemed to be votes cast. As a result, broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes for or against a proposal.

In the election of directors, the candidates who receive the largest number of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Approval of other proposals will require the affirmative vote of a majority of the shares of Common Stock present and voting in person at the Meeting or represented by proxy and entitled to vote on the subject matter of the proposal.

It is anticipated that the Notice of Internet Availability of Proxy Materials and the Proxy Materials will be mailed on or about October 17, 2008. All shareholders entitled to vote at the Annual Meeting will receive either the Notice of Internet Availability of Proxy Materials or a printed copy of the Proxy Materials. The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, posting on the Internet and mailing the Proxy Materials. Proxies may be solicited personally, by mail, by e-mail, over the Internet, or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefore.

The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below.

ELECTION OF DIRECTORS

(Proposal No. 1 of the Proxy Card)

Nominees

The Board of Directors consists of six members. At each annual meeting of shareholders, directors are elected for a term of one year to succeed those directors whose terms expire on the annual meeting date.

The six candidates nominated for election as directors at the Annual Meeting are Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, Chand R. Viswanathan and Leslie E. Bider. The enclosed Proxy will be voted in favor of these individuals unless other instructions are given. If elected, the nominees will serve as directors until the Company’s Annual Meeting of Shareholders in 2009, and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although the Company knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

If a quorum is present and voting, the six nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., broker non-votes, will be counted as present only for purposes of determining if a quorum is present.

The nominees for election as directors at this meeting are as follows:

Name	Age	Position	Director Since
Deepak Chopra	57	Chairman of the Board of Directors, Chief Executive Officer and President	1987

Ajay Mehra	46	Director, Executive Vice President, and President of Security division	1996

Steven C. Good(1)(2)(3)(4)	66	Director	1987
Meyer Luskin(1)(2)(3)(4)	82	Director	1990
Chand R. Viswanathan	79	Director	2001
Leslie E. Bider(1)(3)	58	Director	2006

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating and Governance Committee
(4)	Member of Executive Committee

Business Experience

Deepak Chopra is Chairman of the Board of Directors. Mr. Chopra is also President and Chief Executive Officer of the Company. Mr. Chopra is the founder of the Company and has served as President, Chief Executive Officer and a Director since the Company’s inception in May 1987. He has served as the Company’s Chairman of the Board of Directors since February 1992. Mr. Chopra also serves as the President and Chief Executive Officer of several of the Company’s major subsidiaries. From 1976 to 1979 and from 1980 to 1987, Mr. Chopra held various positions with ILC Technology, Inc. (“ILC”), a publicly-held manufacturer of lighting products, including serving as Chairman of the Board of Directors, Chief Executive Officer, President and Chief Operating Officer of its United Detector Technology division. In 1990, the Company acquired certain assets of ILC’s United Detector Technology division. Mr. Chopra has also held various positions with Intel Corporation, TRW Semiconductors and RCA Semiconductors. Mr. Chopra holds a Bachelor of Science degree in Electronics from Punjab Engineering College in Chandigarh, Punjab, India and a Master of Science degree in Semiconductor Electronics from the University of Massachusetts, Amherst.

Ajay Mehra has served as a Director of the Company since March 1996. Mr. Mehra is also Executive Vice President of the Company and President of the Company’s Security division. Mr. Mehra joined the Company as Controller in 1989 and served as Vice President and Chief Financial Officer from November 1992 until November 2002, when he was named the Company’s Executive Vice President. Prior to joining the Company, Mr. Mehra held various financial positions with Thermador/Waste King, a household appliance company, Presto Food Products, Inc. and United Detector Technology. Mr. Mehra holds a Bachelor of Arts degree from the School of Business of the University of Massachusetts, Amherst and a Master of Business Administration degree from Pepperdine University.

Steven C. Good has served as a Director of the Company since September 1987. He is a Senior Partner in the accounting firm of Good, Swartz, Brown & Berns, which he founded in 1976, and has been active in consulting and advisory services for businesses in various sectors, including the manufacturing, garment, medical services and real estate development industries. Mr. Good founded California United Bancorp and served as its Chairman through 1993. From 1997 until the company was sold in 2006, Mr. Good served as a Director of Arden Realty Group, Inc., a publicly-held Real Estate Investment Trust listed on the New York Stock Exchange. Mr. Good currently serves as a Director of the Walking Company Holdings, Inc. and Kayne Anderson MLP Investment Company, each of which is a publicly held corporation listed on the The NASDAQ Stock Market. He formerly served as a Director of California Pizza Kitchen, Inc. from 2005 to 2008 and as a Director of Youbet.com from 2006 to 2008. Mr. Good holds a Bachelor of Science degree in Business Administration from the University of California, Los Angeles and attended its Graduate School of Business.

Meyer Luskin has served as a Director of the Company since February 1990. Since 1958, Mr. Luskin has served as a Director of Scope Industries, which is engaged principally in the business of recycling and processing food waste products into animal feed and has also served as its President, Chief Executive Officer and Chairman since 1961. Mr. Luskin currently also serves as a Director of Myricom, Inc., a computer and network infrastructure company and as Chairman of the Board of Advisors of the Santa Monica – UCLA Medical Center and Orthopedic Hospital. Mr. Luskin also serves as a trustee of the Orthopedic Hospital. Mr. Luskin holds a Bachelor of Arts degree from the University of California, Los Angeles and a Masters in Business Administration from Stanford University.

Chand R. Viswanathan has served as a Director of the Company since June 2001. Dr. Viswanathan has been a Professor of Electrical Engineering on the faculty of the University of California, Los Angeles since 1974 and a member of the faculty of that department since 1962. He is currently a Distinguished Professor Emeritus in the department and served as the Chair of the department from 1979 to 1985. During his tenure at University of California, Los Angeles, Dr. Viswanathan also served in various additional capacities, including Chair of the Academic Senate of the University of California, Los Angeles and Vice-Chair and later Chair of the University of California-wide Academic Senate. As Chair of the Academic Senate, he was also a member of the University of California Board of Regents as a faculty representative.

Leslie E. Bider has served as a Director of the Company since September 2006. Mr. Bider is currently Chief Executive Officer of Pinnacle Care, Inc., a health advisory company. Between 2007 and 2008, Mr. Bider served as Chief Strategist of ITU Ventures, a private equity firm and between 1987 and 2005, Mr. Bider served as Chairman and Chief Executive Officer of Warner Chappell Music, Inc. Prior to that, Mr. Bider was Chief Financial Officer and Chief Operating Officer of Warner Bros. Music. Mr. Bider currently serves on the board of directors of Douglas Emmett, Inc., a real estate investment trust that trades on the New York Stock Exchange, California Pizza Kitchen, Inc., which trades on The NASDAQ Stock Market and 1st Century Bank which trades on the OTC Bulletin Board. He also serves on the board of directors of several charitable and educational institutions. He holds a Bachelors of Science degree in Accounting from the University of Southern California and a Master of Science degree from the Wharton School at the University of Pennsylvania.

Relationships Among Directors or Executive Officers

There are no arrangements or understandings known to the Company between any of the directors or nominees for director of the Company and any other person pursuant to which any such person was or is to be elected a director.

Ajay Mehra is the first cousin of Deepak Chopra. Other than this relationship, there are no family relationships among the directors or Named Executive Officers of the Company (for a list of Named Executive Officers, See “Compensation of Executive Officers and Directors – Summary Compensation Table”).

Board of Directors Meetings and Committees of the Board of Directors

There were seven meetings of the Board of Directors and the Board of Directors acted pursuant to unanimous written consent on four additional occasions during the fiscal year ended June 30, 2008. The Board of Directors has established an Audit Committee, Compensation Committee, Executive Committee and Nominating and Governance Committee. The members of each committee are appointed by the majority vote of the Board of Directors. No person serving as a director during the fiscal year ended June 30, 2008, attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and all committees on which such director served.

The Board of Directors has determined that each of the directors, except Deepak Chopra and Ajay Mehra, is independent within the meaning of the rules and regulations of the SEC and The NASDAQ Stock Market (“NASDAQ”) director independence standards (“Listing Standards”), as currently in effect. Furthermore, the Board of Directors has determined that each of the members of each of the committees of the Board of Directors is “independent” within the meaning of the rules and regulations of the SEC and the NASDAQ Listing Standards, as currently in effect.

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee makes recommendations for selection of the Company’s independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and any non-audit fees, and reviews the financial statements of the Company and the adequacy of the Company’s internal accounting controls and financial management practices.

The Audit Committee currently consists of Messrs. Good, Luskin and Bider. The Board of Directors has determined that, based upon his work experience, Mr. Good qualifies as an “Audit Committee Financial Expert” as this term has been defined under the rules and regulations of the SEC and is independent, as independence for audit committee members is defined in the listing standards applicable to the Company. To date, no determination has been made as to whether the other members of the Audit Committee also qualify as Audit Committee Financial Experts.

There were four meetings of the Audit Committee during the fiscal year ended June 30, 2008. See Report of Audit Committee. The charter of the Audit Committee is available under the Investor Relations section of our website – http://www.osi-systems.com.

Compensation Committee

The Compensation Committee is responsible for determining compensation for the Company’s executive officers, reviewing and approving executive compensation policies and practices, and providing advice and input to the Board of Directors in the administration of the Company’s equity compensation plans. The Compensation Committee engages and consults with independent compensation consultants in the performance of its duties. The Compensation Committee consists of Messrs. Luskin and Good. There were nine meetings of the Compensation Committee during the fiscal year ended June 30, 2008. See Compensation Committee Report.

The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company’s website – http://www.osi-systems.com.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for evaluating nominations for new members of the Board of Directors. The Nominating and Governance Committee currently consists of Messrs. Bider, Good and Luskin. There were no meetings of the Nominating and Governance Committee during the fiscal year ended June 30, 2008.(1)

The Nominating and Governance Committee will consider candidates based upon their business and financial experience, personal characteristics, expertise that is complementary to the background and experience of other Board of Directors members, willingness to devote the required amount of time to carrying out the duties and responsibilities of membership on the Board of Directors, willingness to objectively appraise management performance, and any such other qualifications the Nominating and Governance Committee deems necessary to ascertain the candidate’s ability to serve on the Board of Directors.

The Nominating and Governance Committee acts pursuant to a written charter adopted by the Board of Directors. The charter of the Nominating and Governance Committee is available under the Investor Relations section of the Company’s website – http://www.osi-systems.com.

Executive Committee

In January 2004, the Board of Directors formed an Executive Committee whose members convene for the purpose of advising and consulting with the Company’s management regarding potential acquisitions, mergers and strategic alliances. The Executive Committee consists of Messrs. Good and Luskin. There were two meetings of the Executive Committee during the fiscal year ended June 30, 2008.

The Executive Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company’s website – http://www.osi-systems.com.

Director Nomination Process

The Nominating and Governance Committee will consider director candidates recommended by shareholders. Shareholders who wish to submit names of candidates for election to the Board of Directors must do so in writing. The recommendation should be sent to the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250. The Company’s Secretary will, in turn, forward the recommendation to the Nominating and Governance Committee. The recommendation should include the following information:

•	A statement that the writer is a shareholder and is proposing a candidate for consideration by the Nominating and Governance Committee;

•	The name and contact information for the candidate;

•	A statement of the candidate’s occupation and background, including education and business experience;

(1)	The Nominating and Governance Committee’s meeting was held subsequent to the fiscal year end.

•	Information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;

•

A statement detailing (1) any relationship or understanding between the candidate and the Company, or any customer, supplier, competitor, or affiliate of the Company, and (2) any relationship or understanding between the candidate and the shareholder proposing the candidate for consideration, or any affiliate of such shareholder; and

•	A statement that the candidate is willing to be considered for nomination by the committee and willing to serve as a director if nominated and elected.

Shareholders must also comply with all requirements of the Company’s Bylaws, a copy of which is available from our Secretary upon written request, with respect to nomination of persons for election to the Board of Directors. The Company may also require any proposed nominee to furnish such other information as the Company or the committee may reasonably require to determine the eligibility of the nominee to serve as a director. In performing its evaluation and review, the committee generally does not differentiate between candidates proposed by shareholders and other proposed nominees, except that the committee may consider, as one of the factors in its evaluation of shareholder recommended candidates, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company.

To date, the Nominating and Governance Committee has not retained or paid any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although it may do so in the future. The Nominating and Governance Committee did not receive any shareholder recommendations for nomination to the Board of Directors in connection with this year’s Annual Meeting, and this year’s nominees for director are all currently directors of the Company. Shareholders wishing to submit nominations for next year’s annual meeting of shareholders must notify the Company of their intent to do so on or before the date on which shareholder proposals to be included in the proxy statement for the shareholder meeting must be received by the Company. For details see “Shareholder Proposals.”

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of two non-employee directors, Messrs. Luskin and Good. No executive officer of the Company has served during the fiscal year ended June 30, 2008 or subsequently as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on the Company’s Board of Directors or the Compensation Committee. During the fiscal year ended June 30, 2008, no member of the Company’s Compensation Committee had any relationship or transaction with the Company required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act.

The Board of Directors unanimously recommends that you vote FOR the election of each of Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, Chand R. Viswanathan and Leslie E. Bider as directors of the Company. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, for each of the above-named nominees. The election of directors requires a plurality of the votes cast by the holders of the Company’s Common Stock present in person at the Meeting or represented by proxy, and entitled to vote on the subject matter of the proposal.

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2 of the Proxy Card)

The Audit Committee of the Board of Directors has selected Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accountants for the year ending June 30, 2009, and has further directed that management submit the selection of independent registered public accountants for ratification by the Company’s shareholders at the Annual Meeting. Moss Adams has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

In the event that the Company’s shareholders fail to ratify the selection of Moss Adams, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the Company’s and its shareholders’ best interests.

Representatives of Moss Adams are expected to be present at the Annual Meeting and they will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote “FOR” the ratification of Moss Adams as the Company’s independent registered public accountants for the fiscal year ending June 30, 2009. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

ADOPTION OF 2008 EMPLOYEE STOCK PURCHASE PLAN

(Proposal No. 3 of the Proxy Card)

Introduction

The Board of Directors recommends that the Company’s shareholders approve the OSI Systems, Inc. 2008 Employee Stock Purchase Plan (the “New ESPP”), including the reservation of 1,500,000 shares of Common Stock for issuance thereunder. The New ESPP was adopted by the Company’s Board of Directors on August 26, 2008, and, following approval by the shareholders, will replace the Company’s existing Employee Stock Purchase Plan (the “Old ESPP”) adopted in 1998. The New ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code (the “Code”). As of October 10, 2008, no shares had been issued pursuant to the New ESPP. The Company anticipates that the first Offering Period (as defined below) under the New ESPP will begin on January 1, 2009.

Summary and Purpose of the 2008 Employee Stock Purchase Plan

The purpose of the New ESPP is to encourage and enable eligible employees to acquire a financial stake in the Company through the ownership of Common Stock. The New ESPP offers eligible employees the opportunity to acquire Common Stock through periodic payroll deductions at a discount from the current market price in accordance with applicable Internal Revenue Service regulations. The Board of Directors believes that the New ESPP is in the best interest of the shareholders, as it helps increase the number of the Company’s employees who own Common Stock and helps align employee and shareholder interests. The Board of Directors believes that the New ESPP will also help the Company to attract, retain and motivate its employees.

The Company’s Old ESPP expires on December 31, 2008. If the shareholders approve the New ESPP, it will replace the Company’s Old ESPP with respect to future offerings to employees. As of October 10, 2008, an aggregate of 133,067 shares remain available for future issuance under the Old ESPP. The Company anticipates that approximately 100,000 shares will remain unissued under the Old ESPP when it expires. Any shares which remain unissued under the Old ESPP when it expires will not be available for future issuance under the New ESPP.

The following is a summary of the principal provisions of the New ESPP. This summary does not purport to be a complete description of all of the provisions of the New ESPP. It is qualified in its entirety by reference to the full text of the New ESPP, which is included as Appendix A to this Proxy Statement.

Number of Authorized Shares

The maximum aggregate number of shares of the Company’s Common Stock that may be issued under the New ESPP shall be 1,500,000 shares.

Administration

The New ESPP is administered by the Board of Directors or a committee appointed by the Board (the “Committee”). Unless otherwise specified by the Board of Directors, the Committee shall consist of the members of the Company’s Compensation Committee. Every finding, decision and determination by the Board of Directors or the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

Eligibility

All U.S. persons who are regular employees of the Company whose date of hire was at least ninety (90) days prior to the commencement of an Offering Period and who are customarily employed by the Company for at least twenty (20) hours per week and more than five (5) months per calendar year are eligible to participate in the New ESPP. Participation in the New ESPP ends automatically on termination of employment with the Company. An eligible employee may become a participant by completing an enrollment form authorizing payroll deductions and delivering it to the Company’s human resources office prior to the applicable enrollment date.

Offering and Exercise Periods

The New ESPP is implemented by overlapping offering periods of twenty-four (24) months each (“Offering Periods”). Offering Periods commence every six months, beginning on January 1 and July 1 of each year and consist of four exercise periods of six months each (“Exercise Periods”). The Board of Directors or the Committee may change the duration of the Exercise Periods or the length or date of commencement of an Offering Period.

Grant of Option; Purchase Price; Limitations

On the first day of each Offering Period (the “Offering Date”), each eligible employee participating in the New ESPP will be granted an option to purchase on the last day of each Exercise Period in such Offering Period (the “Exercise Date”) a number of shares of Common Stock of the Company determined by dividing such employee’s accumulated payroll deductions by the lower of: (i) 85% of the fair market value of one share of the Company’s Common Stock on the Offering Date or (ii) 85% of the fair market value of one share of the Company’s Common Stock on the applicable Exercise Date. Unless a participating employee withdraws from the New ESPP, his or her option will be automatically exercised on each Exercise Date of the Offering Period; provided that in no event will an employee be permitted to purchase during an Exercise Period a number of shares in excess of the number determined by dividing $12,500 by the fair market value of a share of the Company’s Common Stock on the Offering Date. The fair market value of the Common Stock on a given date is the closing sale price of the Common Stock for such date as quoted on the Nasdaq Global Market.

In addition, no employee will be granted an option under the New ESPP if, immediately after grant, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of any of its subsidiaries (including stock which may be purchased under the New ESPP or pursuant to any other options), nor will any employee be permitted to participate to the extent such employee could buy under all employee stock purchase plans of the Company more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

Payroll Deductions

The purchase price for the shares is accumulated by payroll deductions during the Offering Period. The deductions may not exceed 10% of a participant’s eligible compensation, which is defined in the plan to mean the annual base rate of pay of an eligible employee during an Offering Period, determined in accordance with nondiscriminatory rules adopted by the Board of Directors, plus commissions and cash bonuses, but excluding income with respect to stock options, restricted stock awards or other stock purchases and expense reimbursements. A participant may discontinue his or her participation in the New ESPP at any time during the Offering Period. Payroll deductions commence on the first payday following the Offering Date, and continue at the same rate with automatic enrollment in subsequent Offering Periods, unless sooner terminated by the participant.

Automatic Transfer to Low Price Offering Period

In the event that the fair market value of the Company’s Common Stock is lower on an Exercise Date than it was on the first day of the Offering Period, all employees participating in the New ESPP on the Exercise Date will be deemed to have withdrawn from the Offering Period immediately after exercise of their option and to have enrolled as participants in the newly commencing Offering Period.

Withdrawal; Termination of Employment

Employees may end their participation in an offering at any time during the Offering Period, and participation ends automatically on termination of employment with the Company or failure of the participant to remain in the continuous scheduled employment of the Company for at least twenty (20) hours per week. Once a participant withdraws from a particular offering, that participant may not participate again in the same offering. A participant may withdraw all, but not less than all, of the payroll deductions credited to such participant’s account by giving written notice to the Company.

Transferability

No rights or accumulated payroll deductions of a participant under the New ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution), and any such attempt may be treated by the Company as an election to withdraw from the New ESPP.

Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control

The shares reserved under the New ESPP, as well as the price per share of Common Stock covered by each option under the New ESPP which has not yet been exercised, will be proportionately adjusted for any stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. In the event of the proposed dissolution or liquidation of the Company, the pending Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors. In the event of a proposed sale of all or substantially all the assets of the Company or a merger of the Company with or into another corporation, the New ESPP provides that each option under the New ESPP will be assumed or an equivalent option will be substituted by the successor or purchaser corporation, unless the Board of Directors determines, in its sole discretion, to terminate the pending Offering Period prior to the consummation of such event, in which case the option will be exercisable for a period of thirty days thereafter.

Amendment and Termination

The Board of Directors of the Company may at any time and for any reason terminate or amend the New ESPP. Except as provided in the New ESPP, no termination can affect options previously granted, nor may any amendment make any change in any option already granted which adversely affects the rights of any participant. Shareholder approval is required under the New ESPP for any amendment which would:

•	Increase the aggregate number of shares of Common Stock to be issued under the New ESPP;

•	Materially modify the requirements for eligibility to participate in the New ESPP;

•	Increase the maximum number of shares of Common Stock which a participant may purchase in any Offering Period;

•	Extend the term of the New ESPP;

•	Alter the option price per share formula so as to reduce the price for shares of Common Stock to be purchased under the New ESPP;

•	Otherwise materially increase the benefits accruing to participants under the New ESPP; or

•	Cause the New ESPP to fail to meet the requirements of an “employee stock purchase plan” under Section 423 of the Code.

Unless terminated sooner, the New ESPP will terminate 10 years from its date of adoption.

Federal Tax Information

The following information is a general summary of the federal income tax consequences of the New ESPP to participants and to the Company. Tax laws may change, and actual tax consequences will depend on the participant’s individual circumstances as well as state and local tax laws. The Company encourages all employees to seek tax advice when they participate in the ESPP. The ESPP is intended to qualify as an “employee stock purchase plan” under Code Section 423.

Tax Treatment of Participants

Participants will not recognize income when they enroll in the New ESPP or when they purchase shares. If the participant holds the shares acquired under the New ESPP for one year or more after the Exercise Date and two years or more after the Offering Date, or if the participant dies while owning the shares, the participant will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% of the fair market value of the shares on the Offering Date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares are sold for less than the purchase price, there is no ordinary income, but the participant will have a long-term capital loss for the difference between the purchase price and the sale price. If a participant sells or gifts the shares less than one year after the Exercise Date or less than two years after the Offering Date, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the Exercise Date. The difference between the sale price and the fair market value on the Exercise Date will be a capital gain or loss.

Tax Treatment of Company

When a participant recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, the Company will generally be entitled to a tax deduction in the amount of the ordinary income.

New Plan Benefits

Eligible employees participate in the New ESPP voluntarily and each such employee determines his or her level of payroll deductions within the guidelines fixed by the New ESPP. Accordingly, future purchases under the New ESPP are not determinable at this time.

The Board of Directors unanimously recommends that you vote “FOR” the adoption of the New ESPP, including the reservation of 1,500,000 shares of Common Stock for issuance thereunder. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion & Analysis

This Compensation Discussion and Analysis describes the Company’s compensation philosophy, objectives, and processes, including the methodology for determining executive compensation for the “Named Executive Officers,” as defined under the section entitled “Compensation of Executive Officers and Directors – Summary Compensation Table.” Please also refer to the more detailed compensation disclosures beginning with and following the “Summary Compensation Table” contained in this Proxy Statement.

Overview of Compensation Philosophy and Guiding Principles

The Company recognizes and values the critical role that executive leadership plays in its performance. The Company’s executive compensation philosophy is intended to ensure that executive compensation is aligned with its business strategy, objectives and stockholder interests, and is designed to attract, motivate and retain highly qualified and key executives. Executive compensation elements generally consist of a base salary, an annual cash bonus, long-term equity compensation and certain benefits and perquisites more fully described below.

Role of the Compensation Committee

The Company’s Board of Directors appoints members to the Compensation Committee to assist in recommending and reviewing executive compensation for the Named Executive Officers. The Compensation Committee reviews and approves salaries, annual bonuses, long-term incentive compensation, benefits, and other compensation in order to ensure that the Company’s executive compensation strategy and principles are aligned with its business strategy, objectives and stockholder interests. Each member of the Compensation Committee is independent within the meaning of the rules and regulations of the SEC and the Nasdaq Listing Standards, as currently in effect.

Executive Compensation Methodology

The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation to be paid to the Named Executive Officers. The Compensation Committee appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as superior individual performance, new responsibilities or positions within the Company, leadership ability and overall management contributions to the Company.

In general, the process by which the Compensation Committee makes decisions relating to executive compensation includes, but is not limited to, consideration of the following factors:

•	The Company’s executive compensation philosophy and practices;

•	The Company’s performance relative to peers and industry standards;

•	Success in attaining annual and long-term goals and objectives;

•	Alignment of executive interests with shareholder interests through equity-based awards and performance-based compensation;

•	Individual and team contributions, performance and experience; and

•	Total compensation and the mix of compensation elements for each Named Executive Officer.

The Compensation Committee also evaluates the compensation of the Named Executive Officers in light of information regarding the compensation practices and corporate financial performance of other companies in the industries in which the Company operates. The Compensation Committee assesses competitive market compensation using a number of data sources reflecting industry practices of other organizations similar in size.

The Compensation Committee reviews each component of the executive’s compensation against executive compensation surveys prepared by outside compensation consultants engaged by the Compensation Committee. During the year ended June 30, 2008, the Compensation Committee engaged Watson Wyatt to prepare such surveys and provide expert advice. The surveys used for comparison reflect compensation levels and practices for executives holding comparable positions at targeted peer-group companies. These surveys collect compensation data from peer-group companies based on revenues. The survey data utilized by the Compensation Committee generally includes:

•	base salary;

•	annual bonus;

•	total cash compensation;

•	pay adjustment trends;

•	long-term incentives;

•	retirement and capital accumulation;

•	benefits and perquisites; and

•	equity ownership.

In implementing the Company’s compensation program, the Compensation Committee seeks to achieve a balance between compensation and the Company’s annual and long-term budgets and business objectives, encourage executive performance in furtherance of stated Company goals, provide variable compensation based on the performance of the Company, create a stake in the executive officer’s efforts by encouraging stock ownership in the Company, and align executive remuneration with the interests of the Company’s shareholders.

Executive Compensation Program Elements

The Compensation Committee reviews the Company’s compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. In addition, the Compensation Committee reviews components of the Named Executive Officer’s compensation against executive compensation surveys of a peer group prepared by outside compensation consultants with the intent to establish targeted levels of base salary, annual incentive bonus and long-term incentive compensation. The particular elements of the compensation program for the Named Executive Officers consist of the following:

Base Salary.    Base salary is set to attract and retain executive talent. Base salaries for the Named Executive Officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer’s position, and the experience the individual brings to the position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance. Base salaries are kept within a competitive range for each position, reflecting both job performance and market forces.

Annual Incentive Bonus.    Annual incentive bonuses are designed to focus the Company’s Named Executive Officers on annual operating achievement. Named Executive Officers are eligible for a target annual incentive bonus. The Company pays annual incentive bonuses to its Named Executive Officers based upon the achievement of targets that are indicative of the Company’s performance, as well as individual performance. The annual incentive bonus for fiscal year 2008 paid to each of the Named Executive Officers is shown in the “Bonus” column of the “Summary Compensation Table.”

Long-Term Incentive Compensation/Equity Based Awards.    The Company’s long-term incentive program is designed to retain the Named Executive Officers and to align the interests of the Named Executive Officers with the interests of the Company’s stockholders. The Company’s long-term incentive program consists of periodic grants of restricted stock and stock options which are made at the discretion of the Compensation Committee under the Company’s Amended and Restated 2006 Equity Participation Plan

(the “Equity Plan”). Decisions made by the Compensation Committee regarding the amount of the grant and other discretionary aspects of the grant take into consideration Company performance, individual performance and experience, contributions to the Company’s development, competitive forces to attract and retain senior management, and the nature and terms of grants made in prior years.

The Compensation Committee grants awards to the Named Executive Officers under the Equity Plan. All equity awards are made at fair market value on the date of grant with respect to stock options (which is the date on which the Compensation Committee authorizes the grant). Under the Equity Plan, fair market value is determined by the closing price of the Company’s Common Stock on such dates.

Benefits and Perquisites.    Benefits and perquisites are designed to attract and retain key employees. Currently, the Named Executive Officers are eligible to participate in benefit plans available to all employees including the Company’s 401(k) Plan, Equity Plan, Employee Stock Purchase Plan, medical, dental, and vision health insurance plans and life and long-term disability insurance plans. The 401(k) Plan, Employee Stock Purchase Plan and the medical, vision and dental plans require each participant to pay a contributory amount. In certain instances, the Company has elected to pay amounts contributed to medical, dental, and vision health insurance plans and life and long-term disability insurance plans on behalf of the Named Executive Officer. The Company also provides a discretionary matching contribution to its 401(k) Plan for participating employees, including the Named Executive Officers. Employee individual plan contributions are subject to the maximum contribution allowed by the Internal Revenue Service.

The Company also maintains a Nonqualified Deferred Compensation Plan that is unfunded for federal tax purposes and allows the Named Executive Officers and a select group of other managers or highly compensated employees (as designated by the Compensation Committee) to defer a specified percentage of certain compensation, including salary, bonuses and commissions. The Deferred Compensation Plan also allows the Company to make discretionary contributions and matching contributions on behalf of eligible participants. Distributions may be made in a lump sum (or in installments if elected in accordance with the terms of the Deferred Compensation Plan) upon termination of employment, disability, a specified withdrawal date, or death. Additional information about this plan is summarized below under the heading “Nonqualified Deferred Compensation.”

On October 10, 2008, the Company adopted a Nonqualified Defined Benefit Plan, the purpose of which is to provide specified payments to participants following retirement, termination in connection with a change in control of the Company, or the participant’s death. Currently, Mr. Chopra is the only employee that participates in this plan.

Total Compensation Mix

The Compensation Committee believes that the elements described above provide a well proportioned mix of equity-based compensation, at risk or performance based compensation, and retention based compensation that produces short-term and long-term incentives and rewards. The Company believes this compensation mix provides the Named Executive Officers a measure of security as to the minimum levels of compensation that they are eligible to receive, while motivating the Named Executive Officers to focus on the business measures that will produce a high level of performance for the Company, as well as reducing the risk of recruitment of highly qualified executive talent by the Company’s competitors. The mix of annual incentives and the equity-based awards likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance. The Company believes that its compensation mix results in a pay-for-performance orientation that is aligned with its compensation philosophy to pay median pay for median performance and above-market pay for superior performance.

Employment Agreements

The Company has entered into employment agreements with Messrs. Chopra, Edrick, Mehra and Sze. The terms of each of such agreements are summarized below under the heading “Employment Agreements.”

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee considers applicable tax, securities laws and accounting regulation in structuring and modifying its compensation arrangements and employee benefit plans. The Compensation Committee has considered the impact of the Statement of Financial Accounting Standard No. 123, “Share-Based Payment” (“SFAS 123R”), which the Company adopted in fiscal 2006, on the Company’s use of equity-based awards. This consideration factored heavily in the Company’s decision with respect to stock options grants made in fiscal year 2008. The Compensation Committee also considers the limits on deductibility of compensation imposed by Section 162(m) of the Code with respect to annual compensation exceeding $1.0 million and Section 280(b) of the Code with respect to change in control payments exceeding specified limits.

Executive Officers

Deepak Chopra is President and Chief Executive Officer of the Company. He also serves as Chairman of the Board of Directors. Mr. Chopra is the founder of the Company and has served as President, Chief Executive Officer and a Director since the Company’s inception in May 1987. He has served as the Company’s Chairman of the Board of Directors since February 1992. Mr. Chopra also serves as the President and Chief Executive Officer of several of the Company’s major subsidiaries. From 1976 to 1979 and from 1980 to 1987, Mr. Chopra held various positions with ILC, a publicly-held manufacturer of lighting products, including serving as Chairman of the Board of Directors, Chief Executive Officer, President and Chief Operating Officer of its United Detector Technology division. In 1990, the Company acquired certain assets of ILC’s United Detector Technology division. Mr. Chopra has also held various positions with Intel Corporation, TRW Semiconductors and RCA Semiconductors. Mr. Chopra holds a Bachelor of Science degree in Electronics from Punjab Engineering College in Chandigarh, Punjab, India and a Master of Science degree in Semiconductor Electronics from the University of Massachusetts, Amherst.

Alan Edrick is Executive Vice President and Chief Financial Officer of the Company. Mr. Edrick was named the Company’s Executive Vice President and Chief Financial Officer in September 2006. Mr. Edrick has more than 18 years of financial management and public accounting experience, including mergers and acquisitions, financial planning and analysis and regulatory compliance. Between 2004 and 2006, Mr. Edrick served as Executive Vice President and Chief Financial Officer of BioSource International, Inc, a biotechnology company, until its sale to Invitrogen Corporation. Between 1989 and 1998, Mr. Edrick was employed by Price Waterhouse LLP in various positions including Senior Manager, Capital Markets. Mr. Edrick currently serves as a Director of Vertical Branding, Inc., a publicly held consumer products company that is quoted on the OTC Bulletin Board. Mr. Edrick received his Bachelor of Arts degree from the University of California, Los Angeles and a Master of Business Administration degree from the Anderson School at the University of California, Los Angeles.

Ajay Mehra is Executive Vice President of the Company and President of the Company’s Security division. Mr. Mehra is also a member of the Company’s Board of Directors. Mr. Mehra joined the Company as Controller in 1989 and served as Vice President and Chief Financial Officer from November 1992 until November 2002, when he was named the Company’s Executive Vice President. Mr. Mehra became a Director in March 1996. Prior to joining the Company, Mr. Mehra held various financial positions with Thermador/Waste King, a household appliance company, Presto Food Products, Inc. and United Detector Technology. Mr. Mehra holds a Bachelor of Arts degree from the School of Business of the University of Massachusetts, Amherst and a Master of Business Administration degree from Pepperdine University.

Victor S. Sze is Executive Vice President, General Counsel and Secretary of the Company. Mr. Sze joined the Company as Vice President of Corporate Affairs and General Counsel in March 2002. In November 2002, Mr. Sze was appointed Secretary of the Company. In September 2004, Mr. Sze was appointed Executive Vice President. From 1999 through November 2001, Mr. Sze served as in-house counsel to Interplay Entertainment Corp., a developer and worldwide publisher of interactive entertainment software, holding the title of Director of

Corporate Affairs. Prior to joining Interplay Entertainment Corp., Mr. Sze practiced law with the firm of Wolf, Rifkin & Shapiro in Los Angeles. Mr. Sze holds a Bachelor or Arts degree in economics from the University of California, Los Angeles and a juris doctorate from Loyola Law School.

Manoocher Mansouri is President of the Company’s Optoelectronics and Manufacturing division. Mr. Mansouri joined the Company in 1982 and was named President of its Optoelectronics and Manufacturing division in June 2006. Mr. Mansouri has over 25 years of experience in the optoelectronics industry. Mr. Mansouri has served as President of the Company’s OSI Optoelectronics, Inc. subsidiary since May 2000. Mr. Mansouri holds a Bachelor of Science degree in electrical engineering from the University of California, Los Angeles as well as an Executive Program in Management certificate from the Anderson School at the University of California, Los Angeles.

Summary Compensation Table

The following table sets forth the compensation for the principal executive officer, the principal financial officer, the three highest paid executive officers of the Company serving as executive officers on June 30, 2008 whose individual remuneration exceeded $100,000 for the fiscal year ended June 30, 2008, and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the fiscal year (the “Named Executive Officers”)(1):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (2)($)	All Other Compensation (3)(4)(5)($)	Total ($)
Deepak Chopra Chairman, President and Chief Executive Officer	2008 2007	1,000,000 998,077	700,000 250,000	113,671 —	881,154 1,167,801	116,171 83,203	2,810,996 2,499,081

Alan Edrick Executive V.P., Chief Financial Officer	2008 2007	327,596 262,277	220,000 150,000	22,961 —	285,429 154,895	35,631 16,804	891,617 583,976

Ajay Mehra Executive V.P. of the Company, President of Security division	2008 2007	371,827 351,928	200,000 80,000	17,956 —	261,306 260,285	49,747 45,845	900,836 738,058

Victor S. Sze Executive V.P., General Counsel and Secretary	2008 2007	311,827 285,865	135,000 205,000	13,183 —	224,765 247,056	36,776 29,768	721,551 767,689

Manoocher Mansouri President of Optoelectronics and Manufacturing division	2008 2007	225,000 184,622	40,000 43,000	23,668 —	22,072 20,560	21,628 22,985	332,368 271,167

(1)	The Company has eliminated from this table the columns titled “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” because no amounts would have been included in such columns.
(2)	The amounts in the “Stock Awards” and “Option Awards” column are calculated using the provisions of SFAS 123R.
(3)	The Named Executive Officers are eligible to participate in benefit plans available to all employees, including the Company’s 401(k) Plan, Equity Plan, medical, dental, and vision health insurance plans and life and long-term disability insurance plans. The 401(k) Plan and the medical, vision and dental plans require each participant to pay a contributory amount. In certain instances, the Company has elected to pay amounts contributed to medical, dental, and vision health insurance plans and life and long-term disability insurance plans on behalf of the Named Executive Officer. The Company also provides a discretionary matching contribution to its 401(k) Plan for participating employees, including the Named Executive Officers. Employee individual plan contributions are subject to the maximum contribution allowed by the Internal Revenue Service. Certain of the Named Executive Officers also participate in life and long-term disability insurance plans that are not made available to all employees. In certain circumstances, the Company leases a car on behalf of a Named Executive Officer or provides a Named Executive Officers with a car allowance.
(4)	Individual breakdowns of amounts set forth in “All Other Compensation” with respect to the fiscal year ended June 30, 2008 are as follows (in thousands):

Name	Matching 401(k) and Nonqualified Deferred Compensation Contributions ($)	Car Benefit ($)	Membership Dues (*)($)	Medical/Dental/ Vision Health Insurance Payments ($)	Life and L-T Disability Insurance Payments ($)	Total All Other Compensation ($)
Deepak Chopra	4,600	1,780	5,348	16,720	87,723	116,1714
Alan Edrick	8,716	12,000	—	5,616	9,299	35,631
Ajay Mehra	8,296	6,675	—	16,949	17,827	49,747
Victor S. Sze	7,527	12,000	—	8,892	8,357	36,776
Manoocher Mansouri	4,963	7,200	—	7,177	2,288	21,628

(*)	Membership Dues consists of payments made to a golf club.

(5)	Individual breakdowns of amounts set forth in “All Other Compensation” with respect to the fiscal year ended June 30, 2007 are as follows (in thousands):

Name	Matching 401(k) Contributions ($)	Car Benefit ($)	Membership Dues (*)($)	Medical/Dental/ Vision Health Insurance Payments ($)	Life and L-T Disability Insurance Payments ($)	Total All Other Compensation ($)
Deepak Chopra	2,139	2,030	3,763	12,574	62,697	83,203
Alan Edrick	963	11,000	—	4,841	—	16,804
Ajay Mehra	2,765	4,745	—	18,977	19,358	45,845
Victor S. Sze	690	12,000	—	10,722	6,356	29,768
Manoocher Mansouri	3,182	5,850	—	11,665	2,288	22,985

(*)	Membership Dues consists of payments made to a golf club.

Grants of Plan-Based Awards Table

The following table sets forth the plan-based awards made during the fiscal year ended June 30, 2008, to each of our Named Executive Officers(1):

Name Position	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(2)(#)	All Other Option Awards: Number of Securities Underlying Options (3)(#)	Exercise or Base Price of Option Awards (4)($/Sh)		Grant Date Fair Value of Options and Awards (5)($)
Deepak Chopra Chairman, President and Chief Executive Officer	9/17/2007 9/17/2007 2/08/2008	— 15,000 17,000	60,000 — —		$20.02 — —	$ $ $	447,663 300,300 394,060

Alan Edrick Executive V.P., Chief Financial Officer	9/17/2007 9/17/2007 2/08/2008 2/08/2008	— 3,000 — 3,500	48,000 — 14,000 —	$ $	20.02 — 23.18 —	$ $ $ $	358,130 60,060 117,500 81,130

Ajay Mehra Executive V.P. of the Company, President of Security division	9/17/2007 9/17/2007 2/08/2008 2/08/2008	— 2,000 — 3,500	32,000 — 14,000 —	$ $	20.02 — 23.18 —	$ $ $ $	238,754 40,040 117,500 81,130

Victor S. Sze Executive V.P., General Counsel and Secretary	9/17/2007 9/17/2007 2/08/2008 2/08/2008	— 1,500 — 2,500	24,000 — 10,000 —	$ $	20.02 — 23.18 —	$ $ $ $	179,065 30,030 83,929 57,950

Manoocher Mansouri President, Optoelectronics and Manufacturing Division	7/24/2007 2/08/2008 2/08/2008	2,500 — 1,875	— 7,500 —	$	— 23.18 —	$ $ $	64,475 62,947 43,463

(1)	The Company has eliminated from this table the columns titled “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” and “Estimated Future Payouts Under Equity Incentive Plan Award” because no amounts would have been included in such columns.
(2)	The grants of restricted stock vest over a period of between three and four years from the date of grant.
(3)	The option grants expire after five or ten years from the date of grant and vest over three years from the date of grant.
(4)	The exercise price for grants of stock options is determined using the closing price of the Company’s Common Stock on the date of grant.
(5)	The grant date fair value of the stock options and restricted stock shown in the table above was computed in accordance with SFAS 123R and represents the total projected expense to the Company of grants made during the past fiscal year.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards for each Named Executive Officer as of June 30, 2008(1):

	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (2)(3)(#)	Option Exercise Price (4)($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (5) (#)	Market Value of Shares or Units of Stock That Have Not Vested(6) ($)
Deepak Chopra Chairman, President and Chief Executive Officer	100,000	—	$19.86	2/12/2009	—	—
	21,202	—	$14.50	10/25/2009	—	—
	80,000	—	$20.91	11/25/2009	—	—
	50,000	50,000	$18.53	11/10/2010	—	—
	10,573	10,574	$25.91	7/10/2010	—	—
	25,000	25,000	$17.90	6/22/2011	—	—
	43,084	43,085	$17.37	6/22/2011	—	—
	2,439	7,317	$26.81	11/21/2011	—	—
	20,400	39,600	$20.02	9/16/2017	—	—
	—	—	—	—	28,250	$605,115

Alan Edrick Executive V.P., Chief Financial Officer	4,308	12,927	$17.37	7/24/2011	—	—
	12,500	37,500	$17.99	7/30/2011	—	—
	1,948	5,845	$26.81	11/21/2011	—	—
	16,320	31,680	$20.02	9/16/2017	—	—
	—	14,000	$23.18	2/ 7/2018	—	—
	—	—	—	—	5,750	$123,165

Ajay Mehra Executive V.P. of the Company, President of Security division	25,000	—	$19.86	2/12/2009	—	—
	1,061	—	$13.60	3/31/2009	—	—
	3,181	—	$14.50	10/25/2009	—	—
	25,000	—	$20.91	11/25/2009	—	—
	30,162	30,163	$16.21	2/7/2011	—	—
	10,769	32,308	$18.53	2/5/2012	—	—
	10,880	21,120	$20.02	9/16/2017	—	—
	—	14,000	$23.18	2/7/2018	—	—
	—	—	—	—	5,000	$107,100

Victor S. Sze Executive V.P., General Counsel and Secretary	17,500	—	$19.86	2/12/2009	—	—
	4243	—	$13.60	3/31/2009	—	—
	17,500	—	$20.91	11/25/2009	—	—
	4241	—	$22.28	4/4/2010	—	—
	10,000	10,000	$18.53	11/10/2010	—	—
	2,758	2,758	$16.21	2/7/2011	—	—
	5,000	15,000	$18.16	7/6/2011	—	—
	3,231	9,695	$17.37	7/6/2011	—	—
	389	1,170	$26.81	11/21/2011	—	—
	8,160	15,840	$20.02	9/16/2017	—	—
	—	10,000	$23.18	2/7/2018	—	—
	—	—	—	—	3,625	$77,648

Manoocher Mansouri President, Optoelectronics and Manufacturing division	1,500	—	$16.10	8/13/2008	—	—
	1,500	—	$19.88	3/1/2009	—	—
	213	—	$13.60	3/31/2009	—	—
	2,500	—	$17.19	3/9/2010	—	—
	1,250	1,250	$19.58	1/10/2011	—	—
	862	862	$16.21	4/17/2011	—	—
	—	7,500	$23.18	2/7/2018	—	—
	—	—	—	—	3,750	$80,325

(1)	The Company has eliminated from this table the columns titled “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options,” “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” and “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” because no amounts would have been included in such columns.

(2)	Each option grant vests over a three year period from the date of grant.
(3)	During the year ended June 30, 2008, the Company converted all stock options outstanding under stock option plans offered by each of its Spacelabs Healthcare, Inc. and Rapiscan Systems Holdings, Inc. subsidiaries to stock options under the Company’s Equity Plan. The stock options outstanding under the Spacelabs Healthcare, Inc. plan were converted to stock options under the Company’s Equity Plan on December 19, 2007, and the stock options outstanding under the Rapiscan Systems Holdings, Inc. plan were converted to stock options under the Company’s Equity Plan on March 17, 2008. The methodology used for such conversions provided equivalent fair values under the Equity Plan.
(4)	The exercise price for grants of stock options is determined using the closing price of the Company’s Common Stock on the date of grant.
(5)	Includes restricted stock awards granted between July 2007 and June 2008. These restricted stock awards vest over a period of between three and four years from the date of grant.
(6)	The market value of restricted stock awards that have not yet vested is based on the number of unvested shares of stock on June 30, 2008, multiplied by the closing price of the Company’s Common Stock on June 30, 2008 ($21.42 per share).

Option Exercises and Stock Vested Table

The following table sets forth information regarding the exercise of options by and the vesting of restricted stock held by each of the Named Executive Officers during fiscal year ended June 30, 2008:

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2) ($)
Deepak Chopra Chairman, President and Chief Executive Officer	100,000	$879,000	3,750	$80,325

Alan Edrick Executive V.P., Chief Financial Officer	—	—	750	$16,065

Ajay Mehra Executive V.P. of the Company, President of Security division	25,000	$219,750	500	$10,710

Victor S. Sze Executive V.P., General Counsel and Secretary	—	—	375	$8,033

Manoocher Mansouri President, Optoelectronics and Manufacturing division	7,250	$63,443	625	$14,838

(1)	Represents the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the options.
(2)	Represents the number of restricted stock awards that vested multiplied by the closing price of the Company’s Common Stock on the date of vesting.

Pension Benefits

During the year ended June 30, 2008, the Company did not sponsor any qualified or non-qualified defined benefit plan for any Named Executive Officer. On October 10, 2008, the Company adopted a Nonqualified Defined Benefit Plan. Mr. Chopra is currently its only participant.

Nonqualified Deferred Compensation

The Company adopted a nonqualified deferred compensation plan in May 2008 (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, a select group of the Company’s management or highly compensated employees (as designated by the Compensation Committee), including the Named Executive Officers, may defer a specified percentage of their salary, bonuses and commissions and thereby defer taxation of these deferred amounts until actual payment of the deferred amounts in future years. The Named Executive Officers may elect to defer up to eighty percent (80%) of their base salary and up to one hundred percent (100%) of other types of eligible compensation. The Deferred Compensation Plan also allows the Company to make discretionary contributions and matching contributions on behalf of eligible participants.

Participants receive market-based returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investment vehicles chosen by them and which are similar to the investment vehicles made available to all employees participating in the Company’s 401(k) Plan. Participants may at any time change their investment allocations among the investment vehicles made available under the Deferred Compensation Plan. The rates of return for the Named Executive Officers for deferred amounts in the Deferred Compensation Plan in fiscal 2008 ranged from -10.2% to 0%.

Distributions to participants may be made in a lump sum (or in installments if elected in accordance with the terms of the Deferred Compensation Plan) upon termination of employment, disability, a specified withdrawal date, or death.

The following table sets forth information regarding contributions into the Deferred Compensation Plan made by or for each of the Named Executive Officers during fiscal year ended June 30, 2008(1):

Name and Principal Position	Executive Contributions ($)	Company Contributions ($)	Aggregate Earnings (2)($)	Aggregate Balance ($)
Deepak Chopra Chairman, President and Chief Executive Officer	—	—	—	—

Alan Edrick Executive V.P., Chief Financial Officer	5,354	5,354	($653)	$10,054

Ajay Mehra Executive V.P. of the Company, President of Security division	5,769	5,769	($709)	$10,830

Victor S. Sze Executive V.P., General Counsel and Secretary	5,046	5,046	($616)	$9,477

Manoocher Mansouri President, Optoelectronics and Manufacturing division	6,670	2,507	($70)	$9,108

(1)	The Company has eliminated from this table the column titled “Aggregate Withdrawals/Distributions” because no amounts would have been included in such column.
(2)	Represents earnings (losses) during the year ended June 30, 2008.

Employment Agreements

The Company has entered into employment agreements with Messrs. Chopra, Edrick, Mehra and Sze.

Deepak Chopra’s Employment Agreement

On July 18, 2005, the Company entered into an Amended and Restated Employment Agreement with Mr. Chopra. Unless the agreement is terminated earlier in accordance with its terms, the Company will employ Mr. Chopra until the later of (i) the fifth anniversary of the date of the agreement or (ii) the close of business three years following the date that either party elects to end the term of the agreement. The agreement provides for a base salary to be determined each year by the Company. Mr. Chopra is entitled to receive one-third of the Company’s year-end bonus pool for management, if a bonus pool is established, and to participate in incentive compensation and other employee benefit plans established by the Company from time to time. The agreement contains certain restrictive covenants and other prohibitions that protect the Company’s proprietary and confidential information following termination, and preclude Mr. Chopra from soliciting its employees or customers after the expiration of the term of his employment with the Company.

Under the terms of the agreement with Mr. Chopra, the Company may terminate Mr. Chopra’s employment at any time for “cause,” as defined in the agreement.

In the event that Mr. Chopra resigns from his employment with the Company with “good reason” (as defined in the agreement), or the Company terminates Mr. Chopra without cause, then: (i) Mr. Chopra is entitled to his unpaid salary, prorated bonuses, unpaid vacation days, unpaid expenses, and other benefits made available to the Company’s senior members of management, or to its employees generally, through the date of his resignation with good reason or termination without cause; (ii) Mr. Chopra would continue to be entitled to receive all of his salary, unpaid expenses, unpaid vacation days, bonuses and other benefits made available to the Company’s senior members of management, or to its employees generally, for a period of three years from the date of resignation with good reason or termination without cause, without any deduction or offset for any compensation earned or received by Mr. Chopra from any other sources and without any further obligation by Mr. Chopra to render services to the Company; and (iii) at Mr. Chopra’s election, all of his unvested stock options in the Company would fully vest upon the date of his resignation with good reason or termination without cause.

In the event Mr. Chopra resigns from the Company with good reason or the Company terminates him without cause at any time upon or after the occurrence of a “change in control” (as defined in the agreement), then Mr. Chopra, at his option and in lieu of receiving the amounts set forth above may elect to receive a lump sum payment in an amount equal to the product of 2.99 multiplied by Mr. Chopra’s “base amount” (as defined in Code Section 280G(b)(3)). In connection with such alternative payment, Mr. Chopra, in his sole discretion, has the right to have all or any portion of his unvested stock options accelerate as of the date of such resignation or termination.

In the event that Mr. Chopra dies or becomes physically or mentally disabled so as to become unable for more than 180 days in the aggregate in any 12 month period to perform his duties on a full-time basis with reasonable accommodations, then, upon the date of his death or upon the Company’s termination of his employment due to a disability, (i) Mr. Chopra would be entitled to all unpaid salary, prorated bonuses, unpaid vacation days, unpaid expenses and other benefits made available to the Company’s senior members of management, or to its employees generally, through the date of Mr. Chopra’s death or termination for disability and (ii) all of Mr. Chopra’s unvested stock options in the Company would fully vest on such date.

On October 10, 2008, the Company adopted a Nonqualified Defined Benefit Plan, the purpose of which is to provide specified payments to participants following retirement, termination in connection with a change in control of the Company, or the participant’s death or disability. Currently, Mr. Chopra is the only employee that participates in this plan. Under the terms of his participation, commencing on the first day of the month following the date that Mr. Chopra turns 65, Mr. Chopra will be paid $500,000 per year for 10 years. For every year that Mr. Chopra continues his employment with the Company past the age 65, Mr. Chopra’s benefit will increase by $33,333. However, in no event will his total yearly benefit exceed $600,000. If Mr. Chopra terminates his employment with the Company within two years of a “change in control” (as defined in the plan), he will be entitled to receive, in a single lump-sum payment, the net present value of his accrued benefit. If Mr. Chopra remains in the service of the Company for more than two years following a change in control, his benefit will continue as scheduled. If a change in control occurs after Mr. Chopra’s retirement and prior to or during his distributions under the Nonqualified Defined Benefit Plan, he will receive an accelerated payment of the net present value of all remaining distributions. Mr. Chopra’s benefits under the Nonqualified Defined Benefit Plan will vest equally over the remaining seven years of his service to the Company (assuming retirement at the age of 65).

Alan Edrick’s and Victor Sze’s Employment Agreements

On September 22, 2008, the Company entered into an employment agreement with each of Messrs. Edrick and Sze (each, the “Executive”). The terms of such agreements are nearly identical. Unless the agreement is terminated earlier in accordance with its terms, the Company will employ the Executive until the later of (i) the third anniversary of the date of the agreement or (ii) one year following the date that the Company notifies the Executive of its election to end the term of the agreement. The agreement provides for a base salary to be determined each year by the Company. The Executive is also eligible to receive discretionary bonus payments from the bonus pool established by the Company for its officers and employees, to participate in incentive compensation and other employee benefit plans established by the Company. The agreement contains certain restrictive covenants and other prohibitions that protect the Company’s proprietary and confidential information following termination, and preclude the Executive from soliciting for hire any individual that was an executive, supervisor or manager of the Company on, or within 90 days prior to, Executive’s last date of employment with the Company.

Under the terms of the agreement, the Company may terminate Executive’s employment at any time for “cause” (as defined in the agreement), or for the following additional reasons: (i) in the event of the Executive’s death; (ii) because of physical or mental incapacity or disability, failure to perform the essential functions of his position for an aggregate period of 60 days within any six-month period; or (iii) on 30 days’ written notice, each as further detailed in the agreement. The Executive may also terminate his employment agreement for “good reason” (as defined in the agreement).

In the event of the termination of the Executive’s employment by the Company without cause or by the Executive for good reason, the Executive shall be entitled to: (i) an amount equal to 18 months’ salary at the Executive’s then-current base salary; (ii) an amount equal to 1.5 times the average bonus paid by the Company to the Executive in the three years preceding such termination; and (iii) the acceleration of vesting of all stock options and equity grants from the Company to the Executive, and an extension of time to exercise such stock options such that the Executive’s right to exercise such stock options shall continue until the first anniversary of the last day of his employment, but in no event later than the expiration date of the options.

In the event of the termination of the Executive’s employment by the Company without cause or by the Executive for good reason, within 90 days prior to or 12 months after a “change of control” (as defined in the agreement), then the Executive shall be entitled to (i) an amount equal to 24 months’ salary at the Executive’s then-current base salary; (ii) an amount equal to twice the average of bonuses paid by the Company to the Executive in the three years preceding such termination; and (iii) the acceleration of vesting of all stock options and equity grants from the Company to the Executive, and such stock options shall remain exercisable by the Executive for no less than 12 months after the date of such termination. Under such circumstances, the Executive may, at his option, and in lieu of receive the forgoing amounts, elect to receive a lump sum payment in an amount equal to the product of 2.99 multiplied by the Executive’s “base amount” (as defined in Code Section 280G(b)(3)); provided, however, that in such case, the amount of such alternative payment shall be reduced by the value of acceleration (as determined under Code Section 280G and the regulations thereunder) of any equity or stock options accelerated under the terms of the agreement.

Ajay Mehra’s Employment Agreement

On September 1, 2000, the Company entered into an employment agreement with Mr. Mehra. In November 2006, the Company amended Mr. Mehra’s employment agreement to extend the term of the agreement until August 31, 2009. The agreement provides for a base salary to be determined each year by the Company. Mr. Mehra is eligible to receive discretionary bonus payments from the bonus pool established by the Company for its officers and employees and to participate in incentive compensation and other employee benefit plans established by the Company. The agreement contains certain restrictive covenants and other prohibitions that protect the Company’s proprietary and confidential information following termination, and preclude Mr. Mehra from soliciting its employees or customers after the expiration of the term of his employment with the Company.

The Company may terminate the employment agreement on 30 days’ written notice, subject to the obligation described in the paragraph below. In addition, in the event that Mr. Mehra dies or becomes physically or mentally disabled so as to become unable for more than 180 days in the aggregate in any 12 month period to perform his duties on a full-time basis with reasonable accommodations, then, upon the date of his death or upon the Company’s termination of his employment due to a disability, the Company may terminate the agreement.

If the Company terminates Mr. Mehra’s employment without “cause” (as defined in the agreement), then, in addition to all compensation accrued and outstanding as of such termination date, Mr. Mehra will be entitled to receive the salary, bonus and other benefits that he would have received had he remained employed during the remainder of the term of the agreement, without deduction or offset for any compensation earned or received by Mr. Mehra from any other sources.

Potential Payment upon Termination of Employment or Change in Control

The following table reflects the breakdown of potential payments and benefits upon termination or a change in control. The table assumes that the terms of employment to which each Named Executive Officer is currently subject had been effect on June 30, 2008 and that employment terminated on such date. The table also assumes that the price of the Company’s stock, on which certain calculations in the following table are made, was the closing price of the Company’s Common stock on that date ($21.42).

Please also note that regardless of the manner in which a Named Executive Officer’s employment terminates, the officer is entitled to receive amounts earned during the term of employment. These amounts, which are not included the following table, include: (i) regular salary accrued as of the final date of employment; (ii) vacation and paid time off accrued as of the final date of employment; (iii) travel expense reimbursements not yet paid as of the final date of employment; and (iv) amounts contributed under the Company’s qualified and nonqualified deferred compensation plans.

All disclosed amounts in the following table are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which amounts would only be known at the time that they become eligible for such payments.

Name and Principal Position	Reason for Termination	Base Salary		Bonus(1)		Accelerated Vesting	Total
Deepak Chopra	Cause	—		$700,000		—	$700,000
Chairman, President and Chief Executive Officer	Good Reason or Without Cause	$3,000,000(2)		$2,800,000	(2)	$462,434	$6,262,434
	Good Reason or Without Cause in Connection with a Change in Control Alternative Payment(3)	$2,990,000		—		$462,434	$3,452,434

	Death or Permanent Disability	—		$700,000		$462,434	$1,162,434

Alan Edrick	Good Reason or Without Cause	$502,500		$225,000		$348,496	$1,075,996
Executive V.P., Chief Financial Officer	Good Reason or Without Cause in Connection with a Change in Control	$670,000		$300,000		$348,496	$1,318,496

	Termination for Good Reason or Without Cause in Connection With a Change in Control Alternative Payment(3)	$1,001,650		—		—	$1,001,650

Ajay Mehra	Termination without Cause	$442,500	(4)	$400,000		—	$861,530
Executive V.P. of the Company, President of Security division

Victor S. Sze	Good Reason or Without Cause	$450,000		$140,000		$231,257	$821,257
Executive V.P., General Counsel and Secretary	Good Reason or Without Cause in Connection with a Change in Control	$600,000		$186,667		$231,257	$1,017,924

	Termination for Good Reason or Without Cause in Connection With a Change in Control Alternative Payment(3)	$897,000		—		—	$897,000

(1)	For the purposes of this table, the bonus amount is based on the bonus amount granted by the Compensation Committee to each of the Named Executive Officers following the completion of the fiscal year ended June 30, 2008, for performance in the fiscal year ended June 30, 2008.
(2)	These amounts assume that Mr. Chopra would be entitled to the same salary and bonuses during the three years following the date of resignation for Good Reason or termination without cause as he earned during the year ended June 30, 2008.

(3)	This reflects the compensation to which the Named Executive Officer would be entitled in the event that he terminates his employment for Good Reason or the Company terminates his employment without Cause following a Change in Control and the Named Executive Officer elects to receive the alternate payment method described in his employment agreement.
(4)	For the purposes of this table, the “Base Salary” amount is calculated on the amount actually paid to Mr. Mehra during July and August of 2008, plus a period of 12 months at his current base salary.

Director Compensation

Messrs. Chopra and Mehra receive no compensation for their service as directors of the Company.

Each non-employee director receives a fee of $30,000 per year, $1,500 for each Board of Directors meeting attended, and options to purchase 7,500 shares of the Company’s Common Stock (or its equivalent in the form of shares of restricted Common Stock) per year, at an exercise price equal to 100% of fair market value as of the date of grant. Each non-employee director may also, from time to time, become eligible to receive additional shares of restricted Common Stock.

Each member of the Audit Committee receives a fee of $1,500 for each Audit Committee meeting attended. In addition, the Chairman of the Audit Committee also receives a fee of $5,000 per year and options to purchase 12,500 shares of the Company’s Common Stock (or its equivalent in the form of shares of restricted Common Stock) at an exercise price equal to 100% of fair market value as of the date of grant.

Each member of the Compensation Committee receives a fee of $1,500 for each Compensation Committee meeting attended. In addition, the Chairman of the Compensation Committee also receives a fee of $5,000 per year and options to purchase 12,500 shares of the Company’s Common Stock (or its equivalent in the form of shares of restricted Common Stock) at an exercise price equal to 100% of fair market value as of the date of grant.

Each member of the Nominating and Governance Committee receives a fee of $1,500 for each Nominating and Governance Committee meeting attended. In addition, the Chairman of the Nominating and Governance Committee also receives a fee of $5,000 per year.

Each member of the Executive Committee receives a fee of $15,000 per year and options to purchase 10,000 shares of the Company’s Common Stock (or its equivalent in the form of shares of restricted Common Stock) at an exercise price equal to 100% of fair market value as of the date of grant.

All options granted to members of the Board of Directors and it committees vest in three installments: 25% on the first anniversary of the grant date, 25% on the second anniversary, and the balance on the third anniversary, conditioned upon continued service as a director of the Company. The directors also are reimbursed for expenses incurred in connection with the performance of their services as directors.

The following table provides compensation information for the fiscal year ended June 30, 2008 for each member of the Company’s Board of Directors(1):

Name	Fees Earned or Paid in Cash ($)		Stock Awards (2)($)	Option Awards (2)($)	Total ($)
Steven C. Good	60,000		18,769	182,616	261,385
Meyer Luskin	58,500		18,769	182,616	259,885
Chand R. Viswanathan	38,000	(3)	12,513	98,817	149,330
Leslie E. Bider	35,000		8,759	38,780	82,539

(1)	The Company has eliminated from this table the columns titled “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” because no amounts would have been included in such columns.
(2)	Amounts calculated utilizing the provisions of SFAS 123R.
(3)	Amount includes $5,000 received by Mr. Viswanathan for serving on an advisory technology committee of the Company.

Certain Relationships and Related Transactions

In 1994, the Company, together with Electronics Corporation of India Limited (“ECIL”), an unaffiliated Indian company, formed ECIL-Rapiscan Security Products Limited, a joint venture under the laws of India. The Company owns a 36% interest in the joint venture, Mr. Chopra owns a 10.5% interest and Mr. Mehra owns a 4.5% interest. The remaining interest in the joint venture is owned by ECIL. The Company sells security and inspection kits to ECIL at a price no less favorable to the Company than the price the Company charges unaffiliated third parties for such products. To date, the Company’s portion of the earnings of ECIL Rapiscan has been immaterial to the Company’s financial results and results of operations.

The Company contracts for a portion of its automobile rental and messenger services from a business that was owned during the year ended June 30, 2008 by Mr. Chopra and his wife. The Company paid the business approximately $54,000 for such services during the year ended June 30, 2008. The Company contracts for printing services from a business owned by Mr. Chopra’s father-in-law, Madan G. Syal. Mr. Syal retired as a Director of the Company on June 30, 2004. The Company paid Mr. Syal approximately $42,000 for such printing services during the year ended June 30, 2008.

The Company believes that each of the foregoing transactions was on terms at least as favorable to the Company as those that could have been obtained from nonaffiliated third parties. The Company currently intends that any future transactions with affiliates of the Company will be on terms at least as favorable to the Company as those that can be obtained from nonaffiliated third parties.

The Audit Committee of Board of Directors reviews proposed transactions in which the Company and any person who is a member of the Board of Directors, a nominee to become a member of the Board of Directors, an executive officer of the Company, or any immediate family member of any of the foregoing would have a direct or material interest in the transaction and the amount of the transaction is not negligible. The review involves an evaluation, without participation by any member of the Audit Committee with a direct or material interest in the transaction, of whether the transaction would be on terms at least as favorable to the Company as those that could have been obtained from nonaffiliated third parties. This policy is supported by the Charter of the Audit Committee of the Board of Directors.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in this Proxy Statement. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement.

COMPENSATION COMMITTEE

Meyer Luskin
Steven C. Good

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount of shares of the Company beneficially owned as of October 10, 2008 by each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s outstanding Common Stock:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Percent of Class of Common Stock
Deepak Chopra(3)	1,166,151	6.3%
Wells Fargo & Company(4)	2,738,260	15.2%
Dimensional Fund Advisors, Inc.(5)	1,338,727	7.4%
Wellington Management Company, LLP(6)	1,190,042	6.6%

(1)	Except as otherwise noted, the address of each shareholder is c/o OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after October 10, 2008, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(3)	Includes 90,000 shares owned by The Deepika Chopra Trust UDT, dated July 17, 1987, and 55,000 shares owned by The Chandini Chopra Trust UDT, dated July 17, 1987. Deepak Chopra is the co-trustee of both irrevocable trusts. Of the balance of such shares, 564,190 shares are held jointly by Mr. Chopra and his wife, Nandini Chopra, and 41,250 shares of unvested restricted stock granted between September 17, 2007 and July 28, 2008 are held individually by Mr. Chopra. Includes 52,439 shares issuable pursuant to options that become exercisable no later than 60 days after October 10, 2008. Mr. Chopra is the Chairman of the Board of Directors, Chief Executive Officer and President of the Company.
(4)	As reported in a Schedule 13F-HR filed on August 12, 2008 with the SEC, the address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94104.
(5)	As reported in a Schedule 13F-HR filed on August 1, 2008 with the SEC, the address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(6)	As reported in a Schedule 13F-HR filed on August 14, 2008 with the SEC, the address of Wellington Management Company, LLP is 75 State St., Boston, MA 02109.

The following table sets forth the amount of shares of the Company beneficially owned as of October 10, 2008 by each director of the Company, each Named Executive Officer, and all directors and executive officers as a group:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Percent of Class of Common Stock
Deepak Chopra(3)	1,166,151	6.3%
Ajay Mehra(4)	254,017	1.4%
Alan Edrick(5)	65,833	0.3%
Victor S. Sze(6)	99,644	0.5%
Manoocher Mansouri(7)	42,967	0.2%
Steven C. Good(8)	88,247	0.5%
Meyer Luskin(9)	96,547	0.5%
Chand R. Viswanathan(10)	42,729	0.2%
Leslie E. Bider(11)	11,888	0.0%
All directors and executive officers as a group (10 persons)(3)(4)(5)(6)(7)(8)(9)(10)(11)	1,868,023	9.9%

(1)	Except as noted otherwise, the address of each shareholder is c/o OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after October 10, 2008, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(3)	Includes 90,000 shares owned by The Deepika Chopra Trust UDT, dated July 17, 1987, and 55,000 shares owned by The Chandini Chopra Trust UDT, dated July 17, 1987. Deepak Chopra is the co-trustee of both irrevocable trusts. Of the balance of such shares, 564,190 shares are held jointly by Mr. Chopra and his wife, Nandini Chopra, and 41,250 shares of unvested restricted stock granted between September 17, 2007 and July 28, 2008 are held individually by Mr. Chopra. Includes 52,439 shares issuable pursuant to options that become exercisable no later than 60 days after October 10, 2008. Mr. Chopra is the Chairman of the Board of Directors, Chief Executive Officer and President of the Company.
(4)	Mr. Mehra is the Executive Vice President and a Director of the Company and President of the Company’s Security division.
(5)	Mr. Edrick is Executive Vice President and Chief Financial Officer of the Company. Includes 1,948 shares issuable pursuant to options that become exercisable no later than 60 days after October 10, 2008.
(6)	Mr. Sze is the General Counsel, Executive Vice President and Secretary of the Company. Includes 10,390 shares issuable pursuant to options which become exercisable no later than 60 days after October 10, 2008.
(7)	Mr. Mansouri is the President of the Company’s Optoelectronics and Manufacturing division.
(8)	Includes 10,877 shares issuable pursuant to options which become exercisable no later than 60 days after October 10, 2008. Includes 5,000 shares owned for Mr. Good’s benefit by the Good, Swartz & Berns Pension & Profit Sharing Plan, of which Mr. Good is a co-trustee and in which he participates. Mr. Good is a Director of the Company. The address of Mr. Good is 11755 Wilshire Boulevard, 17th Floor, Los Angeles, CA 90025.
(9)	Includes 29,237 shares held by The Meyer and Doreen Luskin Family Trust. Includes 10,877 shares issuable pursuant to options which become exercisable no later than 60 days after October 10, 2008. Mr. Luskin is a Director of the Company. The address of Mr. Luskin is c/o Scope Industries, 2811 Wilshire Boulevard, Suite 410, Santa Monica, CA 90403.
(10)	Includes 5,000 shares issuable pursuant to options which become exercisable no later than 60 days after October 10, 2008. Mr. Viswanathan is a Director of the Company.
(11)	Includes 1,250 shares issuable pursuant to options which become exercisable no later than 60 days after October 10, 2008. Mr. Bider is a Director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the executive officers and directors and persons who beneficially own more than 10% of a class of securities registered under Section 12(b) the Exchange Act to file initial reports of ownership and reports of changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. None of the Company’s directors or executive officers owns more than 10% of the Company’s securities. Based solely upon the Company’s review of such forms furnished to the Company during the fiscal year ended June 30, 2008, and written representations from certain reporting persons, the Company believes that its executive officers and directors have complied with the requirements imposed on them by Section 16(a) of the Exchange Act except that Messrs. Chopra, Edrick, Mehra, Sze, Good, Viswanathan and Bider each untimely filed one Form 4 report during the year ended June 30, 2008, Mr Luskin untimely filed two Form 4 reports during the year ended June 30, 2008, and Mr. Mansouri untimely filed five Form 4 reports during the year ended June 30, 2008.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

The following table represents fees charged for professional audit services rendered by Moss Adams for the audit of the Company’s annual financial statements and for the years ended June 30, 2008 and 2007 and fees billed by Moss Adams for other services during those years:

	FY 2008	FY 2007
Audit Fees	$2,150,939	$2,701,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$2,150,939	$2,701,000

“Audit Fees” consist of fees billed for professional services rendered for the integrated audit of the Company’s consolidated financial statements and the review of the Company’s interim consolidated financial statements included in quarterly reports and services that are normally provided by Moss Adams in connection with statutory and regulatory filings or engagements.

The term “Audit-Related Fees” means fees for assurance and related services related to projects other than statutory and regulatory filings. The term “Tax Fees” means fees for professional services rendered for tax advice, planning and compliance (domestic and international). The term “All Other Fees” means fees for products and services other than for the services described above.

Audit Committee’s Pre-Approval Policy

The Audit Committee pre-approves all audit, audit-related and tax services (other than prohibited non-audit services) to be provided by the independent public accountants. The Audit Committee has delegated to its Chairman the authority to pre-approve all other services to be provided by the independent public accountants, up to an aggregate of $50,000 each fiscal year. The Chairman reports each such pre-approval decision to the full Audit Committee at its next scheduled meeting.

Independence

The Audit Committee has considered whether Moss Adams provision of services other than its audit of the Company’s annual financial statement and its review of the Company’s quarterly financial statements is compatible with maintaining such independent public accountant’s independence and has determined that it is compatible.

REPORT OF AUDIT COMMITTEE

During the fiscal year ended June 30, 2008, the Audit Committee was composed of three non-employee directors, namely, Steven C. Good, Meyer Luskin and Leslie E. Bider, all of whom meet the independence and experience requirements of the SEC and NASDAQ Listing Standards. The Board of Directors has determined that Mr. Good qualifies as an “Audit Committee Financial Expert” as this term has been defined under the rules and regulations of the SEC. To date, no determination has been made as to whether the other members of the Audit Committee qualify as Audit Committee Financial Experts. The Audit Committee met four times during the fiscal year ended June 30, 2008.

At each of its meetings, the Audit Committee met with the senior members of the Company’s financial management team and the independent public accountants. The Audit Committee’s agenda is established by the Audit Committee’s Chairman and the Company’s Chief Financial Officer. During the year, the Audit Committee had private sessions with the Company’s independent public accountants at which candid discussions of financial management, accounting and internal control issues took place.

The Audit Committee recommended to the Board of Directors the engagement of Moss Adams LLP as the Company’s independent public accountants. The Audit Committee reviewed with the Company’s financial managers and the independent public accountants overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company’s internal controls, and the quality of the Company’s financial reporting.

The Audit Committee has reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and have expressed to both management and the independent public accountants their general preference for conservative policies when a range of accounting options is available.

In its meetings with representatives of the independent public accountants, the committee asks them to address and discusses their responses to several questions that the committee believes are particularly relevant to its oversight. These questions include:

•

Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the independent public accountants themselves prepared and been responsible for the financial statements?

•

Based on the independent public accountants’ experience and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

•

Based on the independent public accountants’ experience and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

The Audit Committee believes that by thus focusing its discussions with the independent public accountants, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

The Audit Committee also discussed with the independent public accountants all other matters required to be discussed by the independent public accountants with the committee under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received and discussed with the independent public accountants their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and considered with the independent public accountants whether the provision of services provided by them to the Company during the fiscal year ended June 30, 2008 was compatible with the independent public accountants’ independence.

Finally, the Audit Committee reviewed and discussed with management and the independent public accountants the evaluation of the Company’s internal controls and the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee reviews the Company’s SEC reports prior to filing and all quarterly earnings announcements in advance of their issuance with management and representatives of the independent public accountants. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, including evaluating the effectiveness of disclosure controls and procedures, and evaluating the effectiveness of internal controls over financial reporting, and of the independent public accountants, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (1) management’s assessment of the effectiveness of internal control over financial reporting, and (2) the effectiveness of internal controls over financial reporting.

In reliance on these reviews and discussions, and the report of the independent public accountants, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, for filing with the SEC.

AUDIT COMMITTEE

Steven C. Good Meyer Luskin Leslie E. Bider

CODE OF ETHICS AND CONDUCT

The Company has adopted a Code of Ethics and Conduct, which code applies to all of its directors, officers and employees. A copy of the Code of Ethics and Conduct is attached as an exhibit to the Company’s 2005 Annual Report on Form 10-K filed with the SEC. A copy of the Code of Ethics and Conduct may also be obtained, without charge, under the Investor Relations section of our website – http://www.osi-systems.com – or by written request addressed to the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

ANNUAL MEETING ATTENDANCE

The Company has adopted a formal policy with regard to directors’ attendance at annual meetings of shareholders. All members of the Board of Directors of the Company are strongly encouraged to prepare for, attend and participate in all annual meetings of shareholders. All of the Company’s directors attended last year’s annual meeting of shareholders in person.

SHAREHOLDER COMMUNICATIONS

Shareholders interested in communicating directly with the Board of Directors, or specified individual directors, may do so by writing the Secretary of the Company at the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250. The Secretary will review all such correspondence and will regularly forward to the Board of Directors copies of all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received that is addressed to members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K as filed with the SEC is available upon written request and without charge to shareholders by writing to the Company c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250 or by calling telephone number (310) 978-0516.

With respect to shareholders that receive copies of the Proxy Materials in the mail, in certain cases only one Annual Report and Proxy Statement may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Annual Report and/or Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Secretary, OSI Systems, Inc., at the address or telephone number indicated in the previous paragraph. In addition, shareholders sharing an address can request delivery of a single copy of Annual Reports or Proxy Statements if they are receiving multiple copies of Annual Reports or Proxy Statements by directing such request to the same mailing address.

SHAREHOLDER PROPOSALS

In the event that a shareholder desires to have a proposal considered for presentation at the 2009 Annual Meeting of Shareholders, and inclusion in the proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded in writing to the Secretary of the Company so that it is received no later than June 19, 2009. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

The Company’s Bylaws provide that if a shareholder, rather than including a proposal in the Company’s proxy statement as discussed above, commences his or her own proxy solicitation for the 2009 Annual Meeting of Shareholders or seeks to nominate a candidate for election or propose business for consideration at such meeting, the Company must receive notice of such proposal not less than 90 days prior to December 8, 2009. The notice must comply with the Company’s Bylaws. Notices should be directed to the Company c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the previous filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by the Company under those statutes, the Compensation Committee Report and the Report of the Audit Committee will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by the Company under those statutes, except to the extent the Company specifically incorporates such report by reference therein. In addition, information on the Company’s website, other than this Proxy Statement and the enclosed Proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

OTHER BUSINESS

The Company does not know of any other business to be presented at the Annual Meeting and does not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying Proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

By Order of the Board of Directors

Victor S. Sze
Secretary

Hawthorne, California

October 13, 2008

APPENDIX A

2008 Employee Stock Purchase Plan

OSI SYSTEMS, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2008 Employee Stock Purchase Plan (herein called the “Plan”) of OSI Systems, Inc., a California corporation (“OSI Systems, Inc.”). The Plan was adopted by the Board of Directors of OSI Systems, Inc. on August 26, 2008.

1. Purpose.    The purpose of the Plan is to provide employees of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Plan is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean the committee appointed by the Board of Directors of OSI Systems, Inc. to administer the Plan in accordance with Section 13 below, if one is appointed.

(d) “Common Stock” shall mean the Common Stock, no par value per share, of OSI Systems, Inc.

(e) “Company” shall mean (i) OSI Systems, Inc., (ii) each of the existing Subsidiaries, as defined in Section 425 of the Code, of OSI Systems, Inc. that are incorporated in the United States, and (iii) any such other or future Subsidiaries as the Board of Directors of OSI Systems, Inc. shall from time to time designate. Until the Board of Directors of OSI System, Inc. determines otherwise, the term “Company” shall not refer to or include any Subsidiary incorporated outside of the United States.

(f) “Compensation” shall mean the annual base rate of pay of an eligible Employee during an Offering Period, determined in accordance with nondiscriminatory rules adopted by the Board of Directors, including commissions and cash bonuses, but excluding income with respect to stock options, restricted stock awards or other stock purchases and moving expense reimbursements.

(g) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(h) “Employee” shall mean any regular employee of the Company whose date of hire was at least ninety (90) days prior to the commencement of an Offering Period, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year.

(i) “Exercise Date” shall mean the date one day prior to the date six (6) months, twelve (12) months, eighteen (18) months or twenty-four (24) months after the Offering Date of each Offering Period. In the absence of a specific determination to the contrary by the Board of Directors or the Committee, (i) for an Offering Period that commences on January 1 the following June 30, December 31, June 30 and December 31 shall each be an Exercise Date; and (ii) for an Offering Period that commences on July 1, the following December 31, June 30, December 31 and June 30 shall each be an Exercise Date.

(j) “Exercise Period” shall mean a period commencing on an Offering Date or on the day after an Exercise Date and terminating one day prior to the date six (6) months later.

(k) “Offering Period” shall mean, in the absence of a specific determination to the contrary by the Board of Directors or the Committee, a period of twenty-four (24) months beginning on January 1 and July 1 of each year consisting of four (4) six-month Exercise Periods during which options granted pursuant to the Plan may be exercised.

(l) “Offering Date” shall mean the first day of each Offering Period of the Plan.

(m) “Plan” shall mean this Employee Stock Purchase Plan.

(n) “Plan Account” means the account established for each participant pursuant to the Plan.

(n) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

(a) Any Employee as defined in Section 2(h) who shall be employed by the Company on the Offering Date shall be eligible to participate in the Plan, subject to limitations imposed by Section 423(b) of the Code.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits such Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(c) In the event that the aggregate number of shares which all participants elect to purchase during an Offering Period shall exceed the number of shares remaining available for issuance under the Plan, the number of shares to which each participant shall become entitled shall be determined by multiplying the number of shares available for issuance, by a fraction, the numerator of which is the sum of the number of shares the participant has elected to purchase and the denominator of which is the sum of the number of shares which all participants have elected to purchase.

4. Offering Periods.    The Plan shall be implemented by twenty-four (24) month Offering Periods beginning every six (6) months, until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected. In no event shall an Offering Period exceed twenty-four (24) months.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by delivering to the Company’s human resources office an enrollment form provided by the Company authorizing payroll deductions not less than ten (10) business days prior to the applicable Offering Date, unless a later or earlier time for filing the form is set by the Board or Committee for all eligible Employees with respect to a given offering.

(b) Payroll deductions for a participant shall continue at the rate specified in the enrollment form throughout the Offering Period with automatic re-enrollment for the Offering Period which commences the day after the Exercise Date at the same rate specified in the original enrollment form, subject to any change in payroll deduction rate made pursuant to Section 6(c), unless sooner terminated by the participant as provided in Section 11. A participant is not required to file any additional enrollment forms for subsequent Offering Periods in order to continue participation in the Plan. A participant may not participate in more than one Offering Period at any given time.

6. Payroll Deductions.

(a) A participant shall designate on the enrollment form the percentage of Compensation which he or she elects to have withheld for the purchase of Common Stock, which may be any whole percentage from 1% to 10% of the participant’s Compensation.

(b) All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 11, or may reduce (but not increase) the rate of payroll withholding during an Offering Period by filing an amended enrollment form with the Company’s human resources office at any time prior to the last day of any Offering Period (for which such change is to be effective), but not more than four (4) changes may be made in any Offering Period (or such other number of changes as may be approved by the Board or the Committee). A Participant may increase or decrease the rate of payroll deduction for any subsequent Offering Period by filing with the Company’s human resources office a new authorization for payroll deductions not less than ten (10) business days prior to the Offering Date for such subsequent Offering Period.

7. Grant of Option.

(a) On the Offering Date of each Offering Period, each eligible Employee participating in the Plan shall be granted an option to purchase on each Exercise Date during such Offering Period (at the per share option price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions to be accumulated prior to such Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Exercise Date; provided that in no event shall an Employee be permitted to purchase during an Exercise Period a number of shares in excess of a number determined by dividing $12,500 by the fair market value of a share of the Company’s Common Stock on the Offering Date, subject to the limitations set forth in Sections 3(b) and 12 hereof. Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 7(b) herein.

(b) The option price per share of the shares offered in a given Exercise Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company’s Common Stock on a given date shall be the closing price as quoted on the Nasdaq Stock Market, Inc.’s Global Market or, if traded on an alternative securities exchange, the closing price on such exchange.

8. Exercise of Option.    Unless a participant withdraws from the Plan as provided in Section 11, his or her option for the purchase of shares will be exercised automatically on each Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price with the accumulated payroll deductions in his or her account. During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Purchase of Common Stock.    The Company will maintain a Plan Account on its books in the name of each participant. On each payday the amount deducted from the participant’s Compensation will be credited to the participant’s Plan Account. No interest shall accrue on any such payroll deductions. As promptly as practicable after the Exercise Date of each offering, the Company shall arrange, for each participant as appropriate, for the issuance of the shares purchased upon exercise of his or her option in street name and for the delivery of such shares to the participant’s account at the Company’s designated broker-dealer. Any cash remaining which is insufficient to purchase a full share of Common Stock at the termination of each Exercise Period shall be credited to the participant’s account for the next Exercise Period.

10. Automatic Transfer to Low Price Offering Period.    In the event that the fair market value of the Company’s Common Stock is lower on an Exercise Date than it was on the first Offering Date for that Offering Period, all Employees participating in the Plan on the Exercise Date shall be deemed to have withdrawn from the Offering Period immediately after the exercise of their option on such Exercise Date and to have enrolled as participants in a new Offering Period which begins on or about the day following such Exercise Date.

11. Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company. All of the participant’s payroll deductions credited to his or her account will be paid to him or her at the next pay date which follows the tenth business day after the receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period.

(b) Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date for any reason, including retirement or death, the payroll deductions credited to his or her account will be returned to the participant or, in the case the of participant’s death, to the representative of the participant’s estate.

(c) A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

12. Number of Shares to be Offered.    The maximum aggregate number of shares of the Company’s Common Stock that may be issued under the Plan shall be 1,500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 15 hereof. In the event that any option granted under the Plan expires or is terminated for any reason, such shares allocable to the unexercised portion of such option shall again be subject to an option under the Plan.

13. Administration.    The Plan shall be administered by the Board of Directors and/or by a duly appointed Committee consisting of not less than two persons, at least one of which shall be a member of the Board of Directors, and having such powers as shall be specified by the Board. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board of Directors. The Committee shall hold meetings at such times and places as it may determine. Unless otherwise specified by the Board of Directors, the Committee shall consist of the members of the Company’s Compensation Committee. The interpretation and construction by the Board of Directors or the Committee of any provision of the Plan or of any right to purchase Common Stock shall be conclusive and binding on all persons.

14. Transferability.    Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, or the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11.

15. Adjustments Upon Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

16. Rights as a Shareholder.    A participant shall have no rights as a shareholder with respect to any shares of Common Stock he or she may have a right to purchase under the Plan until the date of issuance of a stock certificate to such participant for shares issued pursuant to the Plan.

17. Rights as an Employee.    Nothing in the Plan shall be construed to give any participant the right to remain in the employ of the Company or a Subsidiary or to affect the right of the Company and its Subsidiaries or the participant to terminate such employment at any time with or without cause.

18. Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

19. Amendment or Termination.    The Board of Directors shall have the right to amend, modify or terminate the Plan at any time without notice, provided that no Participant’s existing rights are adversely affected thereby, and provided further that no amendment to the Plan shall be effective until such amendment is approved by a vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company within twelve month before or after the date upon which such action is taken by the Board of Directors, if such amendment would:

(a) Increase the aggregate number of shares of Common Stock to be issued under the Plan (except as provided in Section 15 hereof);

(b) Materially modify the requirements for eligibility to participate in the Plan;

(c) Increase the maximum number of shares of Common Stock which a Participant may purchase in any Offering Period;

(d) Extend the term of the Plan;

(e) Alter the option price per share formula so as to reduce the price for shares of Common Stock to be purchased under the Plan;

(f) Otherwise materially increase the benefits accruing to participants under the Plan; or

(g) Cause the Plan to fail to meet the requirements of an “employee stock purchase plan” under Section 423 of the Code.

The Plan shall terminate on the date prior to the tenth anniversary of its adoption, if it has not been earlier terminated pursuant to this Section 19, but the Plan shall remain in full force and effect until the end of the Offering Period then in effect.

20. Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Stockholder Approval.    Continuance of the Plan and the effectiveness of any option granted hereunder shall be subject to approval of the Plan by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Common Stock of the Company present or represented and entitled to vote thereon, within 12 months after the date of adoption of this Plan by the Board of Directors.

22. Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Governing Law.    To the extent not governed by federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of California.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Proxy Statement are available at http://materials.proxyvote.com/osis.

PROXY	PROXY

OSI SYSTEMS, INC.

12525 Chadron Avenue, Hawthorne, CA 90250

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the Proxy Statement and appoints Deepak Chopra and Ajay Mehra and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of OSI Systems, Inc. (the “Company”) held of record by the undersigned as of the close of business on October 10, 2008, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held on December 8, 2008, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

1.	To elect the following directors to serve until the 2009 Annual Meeting of Shareholders or until their respective successors are elected and qualified:

FOR ALL                  WITHHOLD AUTHORITY FOR ALL

Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, Chand R. Viswanathan and Leslie E. Bider

To withhold authority to vote for any individual nominee, check the box marked “For All” above and write the nominee’s name in the space provided here:

2.	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009.

FOR                 AGAINST                 ABSTAIN

3.	To approve the adoption of the OSI Systems, Inc. 2008 Employee Stock Purchase Plan, including the reservation of 1,500,000 shares of the Company’s Common Stock for issuance thereunder.

FOR                 AGAINST                 ABSTAIN

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

(PLEASE DATE AND SIGN ON REVERSE SIDE)

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FOR THE 2008 ANNUAL MEETING.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS IN SPACE PROVIDED.

♦	NEW ADDRESS:

NOTE: Please sign exactly as name(s) appear(s). When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.

Signature: Dated:

Signature: Dated: